Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Southwest Water Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-77881, 333-35252, 333-63196, 333-69662, 333-70194, 333-106506, 333-111586 and 333-121426) on Form S-3 and the registration statements (Nos. 333-18513, 333-38935, 333-39506, 333-39508, 333-109444 and 333-117713) on Form S-8 of Southwest Water Company of our reports dated March 13, 2006, with respect to the consolidated balance sheets of Southwest Water Company and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Southwest Water Company.

/s/ KPMG LLP

Los Angeles, California

March 13, 2006